                                                                   Exhibit 10.79



                           RESTRUCTURING, SETTLEMENT
                          AND MUTUAL RELEASE AGREEMENT
                          ----------------------------


     This Restructuring, Settlement and Mutual Release Agreement (this

"Agreement") is entered into as of April 22, 1998 (the "Effective Date"), by and
 ---------                                              --------------
among Microelectronic Packaging, Inc. ("MPI"), on behalf of itself and its
                                        ---
predecessors, successors, former or current subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, insurers, employees and assigns (collectively with MPI, the "MPI Releasees"), and Transpac Capital
                                         -------------
Pte Ltd ("Transpac"), Transpac Industrial Holdings Ltd, Regional Investment
          --------
Company Ltd and Natsteel Equity III Pte Ltd (collectively with Transpac, the

"Investors"), and their respective predecessors, successors, subsidiaries,
----------
affiliates, officers, directors, stockholders, agents, attorneys, representatives, insurers, employees and assigns (collectively with the Investors, the "Investor Releasees").
                ------------------

                                  WITNESSETH:

     WHEREAS, pursuant to a Convertible Loan Agreement dated March 25, 1996 by and among MPI, MPM Singapore Pte Ltd ("MPM") and the Investors (including the
                                       ---
convertible debentures issued pursuant thereto, collectively, the "Loan
                                                                   ----
Agreement"), the Investors made a lump sum advance in the amount of US$9 million
---------
to MPM, a subsidiary of MPI currently in liquidation, upon which certain interest amounts were thereafter due and payable periodically under the Loan Agreement;

     WHEREAS, MPI entered into a Guarantee dated March 25, 1996 with Transpac, as agent for the Investors (the "Guarantee"), pursuant to which MPI agreed to
                                 ---------
guaranty the obligations of MPM under the Loan Agreement;

     WHEREAS, MPM has defaulted on its obligations under the Loan Agreement and has sought protection from its creditors in the courts of the country of Singapore, giving rise to MPI's obligations under the Guarantee; and

     WHEREAS, the parties wish to settle all obligations under the Loan Agreement, the Guarantee and the Subscription Agreement dated March 25, 1996 by and among MPI, MPM and the Investors (the "Subscription Agreement"), and
                                           ----------------------
terminate and release all rights and obligations under such documents and all other related agreements, and settle all other disputes that may exist between MPI and each of the other MPI Releasees, and the Investors and each of the other Investor Releasees on the terms and conditions described herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Definitions.
    -----------

     a.  "First Partial Satisfaction" shall mean that MPI has fully performed
          --------------------------
its obligations
under subsection 2.b. of this Agreement.

     b.  "First Payment Date" shall mean the calendar date after MPI completes
          ------------------
the full performance of its obligations under subsection 2.b. of this Agreement that all payments to Transpac, as agent for the Investors, called for in such subsection are received and credited to the account(s) designated by Transpac in the wire transfer instructions contained in Exhibit 1 attached hereto or such
                                            ----------
other written wire transfer instructions provided by Transpac to MPI.

     c.  "First Release Date" shall be the calendar date that is ninety-five
          ------------------
(95) days after the First Payment Date.

     d.  "Full Satisfaction" shall mean that the Preliminary Partial
          -----------------
Satisfaction, the First Partial Satisfaction and the Second Partial Satisfaction have each occurred.

     e.  "Insolvency Action" shall mean the commencement of a voluntary or
          -----------------
involuntary case against MPI under the United States Bankruptcy Code (the

"Code") or an assignment for the benefit of creditors by MPI, excluding any
 ----
involuntary case brought under the Code which is dismissed within sixty (60) days of its commencement where no action is brought to avoid any payment or transfer of funds made by MPI hereunder during such time period from commencement to dismissal.

     f.  "Non-Investor Creditor" shall mean any creditor of MPI other than an
          ---------------------
Investor, to which MPI owes a Non-Investor Creditor Debt.

     g.  "Non-Investor Creditor Debt" shall mean any liability, debt or monetary
          --------------------------
obligation (including without limitation a contingent, unliquidated or disputed liability) of MPI in excess of US$500,000 as of the Effective Date for which MPI is not liable to an Investor, where for purposes of such determination, any liability, debt or monetary obligation involving multiple future payments (e.g., installment loan or license royalty payments) shall be treated as a single lump sum liability, debt or monetary obligation based on the estimated or actual aggregate amount of projected payments. "Non-Investor Creditor Debt" shall not include any liability, debt or monetary obligation of MPI to Schlumberger Technologies, Inc. or Details, Inc. or any real property or equipment lease liability, debt or monetary obligation of MPI.

     h.  "Non-Investor Creditor Settlement" shall mean any past, present or
          --------------------------------
future agreement, contract or arrangement between MPI and any Non-Investor Creditor which addresses the modification, settlement, discharge, release, resolution, accord or satisfaction of such Non-Investor Creditor's Non-Investor Creditor Debt(s).

     i.  "Outstanding Guarantee Indebtedness" shall mean the aggregate monetary
          ----------------------------------
liability of MPI to the Investors under the Guarantee at any particular date. As of December 31, 1997, the Outstanding Guarantee Indebtedness was US$10,374,875.

     j.  "Preliminary Partial Satisfaction" shall mean that MPI has fully
          --------------------------------
performed its obligations under subsection 2.a. of this Agreement.

     k.  "Second Partial Satisfaction" shall mean that MPI has fully performed
          ---------------------------
those obligations under subsections 2.c. and 2.d. of this Agreement necessary for the payment to Transpac, as agent for the Investors, on or before December 31, 1999, of the greater of (i) US$1 million or (ii) thirty percent (30%) of the aggregate net monetary proceeds of the Settlement (as defined in subsection 2.c.).

     l.  "Second Payment Date" shall mean the calendar date after MPI completes
          -------------------
the full performance of those obligations under subsections 2.c. and 2.d. of this Agreement necessary for the payment to Transpac, as agent for the Investors, on or before December 31, 1999, of the greater of (i) US$1 million or
(ii) thirty percent (30%) of the aggregate net monetary proceeds of the Settlement (as defined in subsection 2.c.) that all such payments are received and credited to the account(s) designated by Transpac in the wire transfer instructions contained in Exhibit 1 attached hereto or such other written wire
                          ----------
transfer instructions provided by Transpac to MPI.

     m.  "Second Release Date" shall be the calendar date that is ninety-five
          -------------------
(95) days after the Second Payment Date.

     n.  Other defined terms shall have the meanings assigned to them herein.


2.   Settlement.  In order to settle the defaults, amounts owed, debts,
     ----------
liabilities and other obligations pursuant to, in connection with, or arising out of the Loan Agreement, the Guarantee, the Subscription Agreement and each of their respective related agreements, letters, documents and instruments (collectively, the "Loan Documents"), MPI agrees to undertake the following
                    --------------
obligations:

     a. On the Effective Date, MPI will issue to the Investors warrants to purchase an aggregate of 500,000 shares of MPI's common stock ("Common Shares")
                                                                -------------
at an exercise price of US$1.00 per share substantially in the form attached hereto as Exhibit 2, which warrants will be immediately exercisable and will
          ---------
remain exercisable for five (5) years from the date of issuance (the

"Warrants").
 --------

     b. Within six (6) calendar months of the Effective Date, MPI will pay to the Investors the amount of US$3,112,462.50, by wire transfer to Transpac, as agent for the Investors, in accordance with the wire transfer instructions contained in Exhibit 1 attached hereto or such other written wire transfer
             ---------
instructions provided by Transpac to MPI.

     c. Within thirty (30) days of receiving any monetary proceeds from the Settlement (as defined below), MPI will pay to Transpac, as agent for the Investors, in accordance with the wire transfer instructions contained in
Exhibit 1 attached hereto or such other written wire transfer instructions
---------
provided by Transpac to MPI, thirty percent (30%) of such net monetary proceeds MPI receives directly from International Business Machines Corporation ("IBM")
                                                                         ---
or any agent of IBM, pursuant to any cash settlement, monetary award granted pursuant to court-ordered arbitration or mediation proceedings, or court order based upon claims for monetary damages asserted by MPI under the Purchase Option Agreement dated August 4, 1994 by and between IBM and MPI and the Multilayer Technology Transfer and Licensing Agreement dated August 4, 1994 between IBM and MPI (the "Settlement"). Transpac, as agent for the Investors,
          ----------
is entitled to thirty percent (30%) of the aggregate net monetary proceeds of the Settlement. Such net monetary proceeds will be net of all expenses MPI incurs in obtaining the Settlement, including without limitation, legal fees and expenses. If the monetary proceeds of Settlement are to be paid in a series of installments, Transpac, as agent for the Investors, shall be entitled to thirty percent (30%) of the net monetary proceeds of each installment, where the aggregate expenses MPI incurs in obtaining the Settlement shall be allocated to each installment on a pro rata basis according to proportion of the aggregate monetary proceeds of the Settlement represented by the monetary proceeds of such installment.

     d. MPI guarantees that Transpac, as agent for the Investors, will receive payments of US$1 million as its share of the aggregate net monetary proceeds of the Settlement on or prior to December 31, 1999. If Transpac, as agent for the Investors, does not receive monetary payments pursuant to subsection 2.c. above of at least US$1 million on or prior to December 31, 1999, MPI will pay to Transpac, as agent for the Investors, in accordance with the wire transfer instructions contained in Exhibit 1 attached hereto or such other written wire
                          ---------
transfer instructions provided by Transpac to MPI, by December 31, 1999, the difference between US$1 million and the net monetary proceeds received by Transpac, as agent for the Investors, plus accrued interest as determined herein. Interest on the balance of the US$1 million guarantee amount, as reduced by partial payments by MPI to Transpac and net monetary proceeds received by Transpac in amounts less than US$1 million pursuant to subsection 2.c., will accrue at 8.5% simple interest and begin accruing six (6) calendar months from the Effective Date. If the Settlement is consummated after December 31, 1999, Transpac remains entitled to payment of thirty percent (30%) of the net monetary proceeds pursuant to subsection 2.c. above; provided, however, that such payment to Transpac will be reduced by US$1 million (together with accrued and paid interest), but not below zero (i.e., in no event shall Transpac or any Investor be deemed to owe MPI any money pursuant to this subsection 2.d.), to reflect the guarantee payment made by MPI to Transpac pursuant to this subsection 2.d.; provided further, that such reduction in such payment shall only be made if MPI has made the guarantee payment to Transpac pursuant to this subsection 2.d.

3.  Release Procedure.
    -----------------

     a. If and only if the Preliminary Partial Satisfaction and First Partial Satisfaction have occurred and no Insolvency Action has occurred, then effective
                                                                       ---------
the First Release Date, the Outstanding Guarantee Indebtedness shall be reduced
----------------------
to US$1 million. Except as expressly provided otherwise in this subsection 3.a. or subsections 3.b. of this Agreement, the Loan Documents shall remain in full force and effect at all times after the Effective Date.


     b. If and only if a Full Satisfaction has occurred and no Insolvency Action has occurred, then effective the Second Release Date:
                          ---------------------------------

         i. The Investors, on behalf of themselves and the other Investor Releasees, agree as follows:

             (1) The Investors, on behalf of themselves and each other Investor Releasee, fully and forever release and discharge each of the MPI Releasees from and against any and all claims, damages and causes of action they may have against each such person or entity with respect to any matter under the provisions of, arising out of or in connection with, the Loan Documents, including any breach of any representation or warranty or noncompliance or nonfulfillment of any covenant or agreement set forth in such documents; provided that such release and discharge shall not extend to any claims, damages and causes of action any Investor may have against (a) any MPI Releasee for fraud or willful misconduct with respect to any of the Loan Documents or any of the transactions contemplated by this Agreement or (b) MPI pursuant to this Agreement.

             (2) The Investors agree that each of the Loan Documents, regardless of whether they are in default, are fully and completely terminated and rendered devoid of legal effect and unenforceable, such that even provisions of the Loan Documents that, according to their terms, survive termination, are terminated and nullified. Further, the Investors acknowledge and agree that any loan, debt, liability or other obligation created pursuant to or arising out of the Loan Agreement, the Guarantee or the Subscription Agreement, as well as any writings, agreements, notes or certificates representing such loan, debt, liability or obligations, are canceled and rendered devoid of force and effect.

         ii. MPI, on behalf of itself and the other MPI Releasees, agrees as follows:

             (1) MPI, on behalf of itself and each other MPI Releasee, fully and forever releases and discharges each of the Investor Releasees from any claims, damages, and causes of action it or they may have against any of them with respect to any matter under the provisions of, arising out of or in connection with the Loan Documents; provided that such release and discharge shall not extend to any claims, damages and causes of action any MPI Releasee may have against (a) any Investor Releasee for fraud or willful misconduct with respect to any of the Loan Documents or any of the transactions contemplated by this Agreement or (b) any Investor pursuant to this Agreement.

             (2) MPI acknowledges and agrees that each of the Loan Documents are fully and completely terminated and rendered devoid of force and effect, such that even provisions of the Loan Agreement, the Guarantee, the Subscription Agreement and each of their respective related agreements, letters, documents and instruments that, according to their terms, survive termination, are terminated and nullified.

4.  Confidentiality.  No party to this Agreement shall, except as may be
    ---------------
mandated by statutory or regulatory requirements or as may be required by legal process in the course of actual litigation or in the case of a subpoena, disclose to others the fact or terms of this settlement, the amounts referred to in this Agreement or the fact of the payment of said amounts, except that: (i) each such party may disclose to each such party's attorneys, accountant or other advisors to whom the disclosure is necessary to effectuate the purposes for which such party has consulted with such professional advisors; (ii) MPI may file this Agreement with any governmental or regulatory body, describe it and refer to it in any filing it makes pursuant to federal and state securities laws or to its Board of Directors or shareholders; (iii) MPI may issue a press release describing the general terms of this Agreement in connection with any public filing it makes with any governmental or regulatory body; and (iv) MPI may disclose the general terms of this Agreement in connection with its accommodation or settlement negotiations with Non-Investor Creditors.

5.  Arrangements With Other Creditors.  MPI represents and covenants that no
    ---------------------------------
Non-Investor Creditor is or will be a party to a Non-Investor Creditor Settlement that provides such Non-Investor Creditor with the benefit of terms materially more favorable than the terms contained in this Agreement, including without limitation terms as to the amount of repayment (as a percentage of the total Non-Investor Creditor Debt(s) in question) and timing of repayment, as determined by Transpac, as agent for the Investors, in its sole discretion. MPI shall provide Transpac with written notice at least ten (10) business days' prior to entering into or executing any Non-Investor Creditor Settlement after the Effective Date. Such notice shall, notwithstanding anything to the contrary herein, be deemed effective upon receipt by Transpac and shall state the material terms of the proposed Non-Investor Creditor Settlement. MPI shall also obtain Transpac's written consent prior to entering into or executing any Non-Investor Creditor Settlement after the Effective Date. Transpac shall have ten
(10) business days from its receipt of notice of a proposed Non-Investor Creditor Settlement to consent or object to such Non-Investor Creditor Settlement; if Transpac has not consented or objected within such ten (10) business day period, it shall be deemed to have consented to the proposed Non-Investor Creditor Settlement. Transpac's consent to a proposed Non-Investor Creditor Settlement shall not be unreasonably withheld; provided that any refusal by Transpac to grant such consent on the grounds that the proposed Non-Investor Creditor Settlement contains terms materially more favorable than the terms of this Agreement shall not be deemed unreasonable.

6.  Representations and Warranties.
    ------------------------------

    a.  MPI.  MPI represents and warrants that:
        ---

         i. It has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under this Agreement and the Warrants. This Agreement (notwithstanding the lack of approval of MPM), and the Warrants, upon execution and delivery by MPI and assuming due and proper execution and delivery by the other parties, will constitute valid and binding obligations of MPI, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

         ii. No consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of MPI is required in connection with the execution, delivery and performance of this Agreement or the Warrants by MPI, other than state securities law filings.

         iii. No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which MPI is a party or by which it is bound is necessary for the execution, delivery and performance of this Agreement or the Warrants by MPI.

         iv. MPI has not issued, and has no intention of issuing in the future, any warrant or other convertible security containing antidilution provisions (or any substantially similar provisions) providing for adjustments to the conversion prices or conversion ratios of such warrants or convertible securities in the event of certain issuances of securities.

     b.  The Investors.  Each of the Investors, severally but not jointly,
         -------------
represents and warrants that:

         i. Each has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under this Agreement and the Warrants executed by such Investor. This Agreement (notwithstanding the lack of approval of MPM), upon execution and delivery by such Investor and assuming due and proper execution and delivery by MPI, will constitute a valid and binding obligation of such Investor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

         ii. No consent, approval, order or authorization, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental or other authority or third party on the part of such Investor is required in connection with the execution, delivery and performance of this Agreement and the Warrants executed by such Investor.

         iii. No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document or law, ordinance, statute, rule or regulation to which such Investor is a party or by which it or its property is bound is necessary for the execution, delivery and performance of this Agreement and the Warrants executed by such Investor.

7.   The Agent.
     ---------

     a.  Appointment of the Agent.  Each of the Investors hereby irrevocably
         ------------------------
appoints Transpac to act as its agent for purposes of this Agreement. Each of the Investors authorizes Transpac to take such actions and exercise such rights, powers and discretions as are specifically delegated to Transpac in this Agreement and take such other actions and exercise such other rights, powers and discretions as are reasonably incidental. However, Transpac may not begin any legal action or proceeding in the name of an Investor without such Investor's consent. The relationship between Transpac and the Investors is that of agent and principal only. Transpac shall not be a trustee for any Investor, nor an agent or trustee for MPI under or in relation to this Agreement.

     b.  Remedies.  Any right, remedy or power herein granted to or conferred
         --------
upon Transpac under this Agreement shall be exercised by Transpac in its capacity as agent for the Investors. All acts or obligations performed or assumed to be performed by Transpac under this Agreement shall (unless otherwise specified by Transpac hereafter or from time to time) be on behalf of the Investors and, unless the other parties hereto have received written notice of revocation of authority from any Investor or Transpac, Transpac shall be assumed to have full authority as agent for and on behalf of each Investor, to exercise all such rights or powers and discharge all such obligations under and in accordance with this Agreement.

8.  Costs and Expenses.  On the Effective Date, MPI shall pay, in connection
    ------------------
with the preparation, execution and delivery of this Agreement and the issuance of the Warrants, the fees and out-of-pocket expenses of Fenwick & West LLP, counsel to Transpac, with respect thereto, in the amount of US$25,000 by delivery of a check or wire transfer payable to Fenwick & West LLP.

9.  Miscellaneous.  MPI and the Investors hereby agree as follows:
    -------------

    a.  Severability.  If any provision of this Agreement is found to be
        ------------
unenforceable, it shall not affect the enforceability of the remaining provisions and the court shall enforce all remaining provisions to the extent permitted by law. All parties agree that, notwithstanding the lack of execution of this Agreement by MPM, this Agreement is valid, binding and enforceable on all parties.

    b.  Prior Agreements.  This Agreement shall supersede and render null and
        ----------------
void any and all prior agreements between MPI and/or MPM, on one hand, and any or all of the Investors, on the other hand, concerning the subject matter contained herein.

    c.  Successors and Assigns.  This Agreement shall bind and benefit each of
        ----------------------
the Investors and their successors and assigns and shall also bind and benefit each MPI and its successors and assigns. This Agreement may not be assigned by MPI, by operation of law (e.g., merger) or otherwise (e.g., sale of substantially all assets), without the prior written consent of Transpac, as agent for the Investors.

    d.  Governing Law.  This Agreement shall be deemed to have been entered
        -------------
into in the State of California and shall be construed and interpreted in accordance with the laws of California.

    e.  Jurisdiction.  The parties to the Agreement hereby (i) irrevocably
        ------------
submit to the jurisdiction of the courts of the State of California , the Federal courts of the United States sitting in the State of California and the courts of Singapore for the purpose of any action or proceeding arising out of or relating to this Agreement and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waive (to the extent permitted by applicable law) any objection which any of them now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

    f.  Remedies.  The parties acknowledge and agree that, in the event of any
        --------
dispute in which any party alleges and proves any non-performance or breach of subsections 2.a., 3.b.i., 3.b.ii., 4 or 5, monetary damages will be an inadequate remedy for the non-performance or breach of such provision(s), and the non-performing or breaching party hereby consents in advance to be subject to specific performance and any other appropriate equitable remedies. The parties acknowledge and agree that under no circumstances will punitive or consequential damages be awarded in respect of any party's non-performance or breach of any provision of this Agreement.

     g.  Counterparts.  This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     h.  Titles and Subtitles.  The titles and subtitles used in this Agreement
         --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     i.  Amendment.  No amendment, modification or waiver of this Agreement or
         ---------
any part thereof shall be effective unless it is in writing and is signed by MPI and all of the Investors. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach or nonfulfillment of or noncompliance with any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     j.  Termination.  This Agreement may be terminated upon the mutual written
         -----------
consent of MPI and all of the Investors. Transpac, as agent for the Investors, may terminate this Agreement upon three (3) business days' written notice to MPI in the event (i) an Insolvency Action occurs or (ii) MPI commits a material breach of this Agreement. Unless previously terminated pursuant to subsection 3.b. of this Agreement, the Loan Documents shall remain in full force and effect upon any termination of this Agreement.

     k.  Survival of Representations, Warranties, Covenants and Agreements.  The
         -----------------------------------------------------------------
representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     l.  Notices.  All notices, demands or other communications to be given or
         -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return, receipt requested and postage prepaid, or transmitted by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed as follows:

     If to the Investors:

     Attn:  Wong Lin Hong
     c/o Transpac Capital Pte Ltd
     6 Shenton Way
     #20-09 DBS Building
     Tower Two
     Singapore  068809

     Telephone:  (65) 224-1211
     Telecopy:   (65) 225-5538


     with a copy to:

     Fenwick & West LLP
     Two Palo Alto Square
     Palo Alto, CA 94306
     Attention: Joel Kellman, Esq.
     Telephone:  (650) 858-7201
     Telecopy:   (650) 494-1417


     If to MPI:

     Attn:  President
     Microelectronic Packaging, Inc.
     9577 Chesapeake Drive
     San Diego, CA 92123

     Telephone:  (619) 292-7000
     Telecopy:   (619) 292-7881


     with a copy to:

     Brobeck, Phleger & Harrison LLP
     Two Embarcadero Place
     2200 Geng Road
     Palo Alto, California 94303-0913
     Attention: Warren T. Lazarow, Esq.
     Telephone:  (650) 424-0160
     Telecopy:   (650) 496-2885

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

     m.  Strict Construction.  This Agreement is the result of arms-length
         -------------------
negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                MICROELECTRONIC PACKAGING, INC.

                                By:  /s/ Denis J. Trafecanty
                                     -----------------------

                                         Denis J. Trafecanty
                                -------------------------------------
                                     (Print Name of Signatory)

                                Title:  Senior Vice President and CFO
                                        -----------------------------


                                TRANSPAC CAPITAL PTE LTD


                                By:  /s/ C. Chan
                                     -----------

                                         Caroline Chan
                                -------------------------------------
                                   (Print Name of Signatory)

                                Title:  Senior Vice President
                                        -----------------------------


                                TRANSPAC INDUSTRIAL HOLDINGS LTD

                                By:  /s/ C. Chan
                                     -----------

                                         Caroline Chan
                                -------------------------------------
                                   (Print Name of Signatory)

                                Title:  Company Secretary
                                        -----------------------------


                                REGIONAL INVESTMENT COMPANY LTD

                                By:  /s/ C. Chan
                                     -----------

                                         Caroline Chan
                                -------------------------------------
                                   (Print Name of Signatory)

                                Title:  Authorised Signatory
                                        -----------------------------

 [Signature Page 1 to Restructuring, Settlement and Mutual Release Agreement]

                                NATSTEEL EQUITY III PTE LTD

                                By:  /s/ Kwa Lay Keng
                                     ----------------

                                         Kwa Lay Keng
                                -------------------------------------
                                   (Print Name of Signatory)

                                Title:  Authorised Signatory
                                        -----------------------------


                                TRANSPAC CAPITAL PTE LTD, as agent

                                By:  C. Chan
                                     -------

                                     Caroline Chan
                                -------------------------------------
                                (Print Name of Signatory)

                                Title:  Senior Vice President
                                        -----------------------------

 [Signature Page 2 to Restructuring, Settlement and Mutual Release Agreement]

                                   Exhibit 1

                           Wire Transfer Instructions


The Bank of New York, New York

CHIPS UID : 034675

ABA No:  0001

Or Via FED ABA:  021000018, DDA No:  890-0298-189

For account of DBS Singapore Ltd, Singapore

For further credit to:  Transpac Capital Pte Ltd -
    Trust account - Account No:  0001-003395-01-0-022 (US$)


Remarks:  MPI

                                   Exhibit 2

                                Form of Warrant

                                       17